UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

NIGHTINGALE, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-044988-8
(State of incorporation)	(IRS Employer
Identification No.)

33-23429-D

(Commission File Number)

1661 Lakeview Circle, Ogden, UT 84403

(Address of registrant’s principal executive office)

(801) 399-3632

(Registrant’s telephone number)

2232 Eastwood Boulevard, Ogden, UT 84403

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instructions A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD.

                The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Section 8 – Other Events

Item 8.01 Other Events.

                On November 6, 2014, Nightingale, Inc. (the “Company”) entered into a non-binding letter of intent (“LOI”) with Cytograft Tissue Engineering, Inc. (“Cytograft”).  The LOI provides for a potential merger transaction which, if completed, would result in the acquisition of Cytrograft by the Company.  The proposed merger transaction is expected to be structured as a reverse triangular merger whereby a newly formed subsidiary of the Company (“Merger Sub”) will merge into Cytrograft and Cytrograft will become a wholly-owned subsidiary of the Company.

                It is expected that the proposed merger transaction will be accounted for as a reverse merger with Cytrograft deemed to be the survivor for accounting purposes.

                If the merger transaction is completed, of which there can be no assurance, the current officers and directors of the Company will resign and the current officers and directors of Cytograft or other designees, will be appointed in their place.

                The proposed merger transaction is subject to various conditions including the completion of required financial statements, the raising of additional capital by the Company and other matters set forth in the LOI and the definitive Merger Agreement that will be prepared by the parties.

                It is anticipated that immediately prior to the closing of the merger (if a closing occurs) the Company will have approximately 12,375,074 shares outstanding on a fully diluted basis.  It is anticipated that as a result of the proposed merger, 42,225,000 shares of the Company’s common stock will be issued to the shareholders of Cytograft or reserved for issuance for holders of Cytrograft options and other convertible securities.

                As stated above, there can be no assurance the parties will enter into a definitive Merger Agreement or that the proposed merger will be completed.

                The Company has been inactive for most of the past ten years.  Our business plan is to acquire one or more other companies that are either currently operating or that have business plans or intellectual properties that might result in long-term growth. We are required to file reports with the Securities and Exchange Commission under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) but we are not a reporting company under Section 12(g) of the Exchange Act and we are not currently subject to the Proxy Rules.  We are not current in our reports under the Exchange Act but are working on bringing our reports (Form 10-K’s and Form 10-Q’s) current as soon as practical.

                There is no trading market in our common stock and there can be no assurance there will be a trading market in the future.  If we are able to complete an acquisition, of which there can be no assurance, we anticipate that we will thereafter attempt to have a market in our common stock commenced.

Item 9.01              Financial Statements and Exhibits

                (d)           Exhibits.

                                Exhibit No.                         Description

10.5                                        Letter of Intent dated November 6, 2014 between Nightingale, Inc. and Cytrograft Tissue Engineering, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nightingale, Inc.

Date: November 12, 2014	By:	/s/ David Knudson
		Name:	David Knudson
		Title:	Secretary/Treasurer/Director

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